EXHIBIT 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Celanese Corporation Celanese (Registrant)
US Holdings LLC (Registrant)
Celanese Acetate LLC (Subsidiary Guarantor)
Celanese Americas LLC (Subsidiary Guarantor)
Celanese Chemicals, Inc. (Subsidiary Guarantor)
Celanese Global Relocation LLC (Subsidiary Guarantor)
Celanese International Corporation (Subsidiary Guarantor)
Celanese Ltd. (Subsidiary Guarantor)
Celanese Sales U.S. Ltd. (Subsidiary Guarantor)
Celtran, Inc. (Subsidiary Guarantor)
CNA Holdings LLC (Subsidiary Guarantor)
KEP Americas Engineering Plastics, LLC (Subsidiary Guarantor)
Ticona Fortron Inc. (Subsidiary Guarantor)
Ticona LLC (Subsidiary Guarantor)
Ticona Polymers, Inc. (Subsidiary Guarantor)

(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Common stock, $0.0001 par value per share of Celanese Corporation	Rule 456(b) and Rule 457(r) (2)	(2)	(2)	(2)	(1)	(1)
	Equity	Preferred stock, $0.01 par value per share of Celanese Corporation	Rule 456(b) and Rule 457(r) (2)	(2)	(2)	(2)	(1)	(1)
	Debt	Debt securities of Celanese US Holdings LLC	Rule 456(b) and Rule 457(r) (2)	(2)	(2)	(2)	(1)	(1)
	Other	Guarantees of Debt securities (3)	Rule 456(b) and Rule 457(r) (2)	(2)	(2)	(2)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)The Registrants are deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”) and is excluding this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. Any additional registration fees will be paid subsequently on a pay-as-you-go basis.
(2)An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. There is also being registered hereby such indeterminate number of shares of common stock and preferred stock as may be issued pursuant to anti-dilution provisions of registered securities, or upon conversion or exchange of debt securities of Celanese US Holdings or preferred stock, in accordance with the terms of such registered securities, debt securities or preferred stock, as the case may be. In addition, pursuant to Rule 416 under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)The debt securities will be guaranteed by Celanese Corporation, which is the parent of Celanese US Holdings LLC, and may be guaranteed by each of the direct and indirect wholly-owned subsidiaries of Celanese US Holdings LLC listed above. Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is payable.